CONSULTING AGREEMENT

This CONSULTING AGREEMENT ("Agreement") is made and entered into as of February 13, 2006 by and between UKARMA CORPORATION, with its principal executive office located at 31 Union Square West #12A, New York, NY 10003 (the “Company”) and MR. CRAIG KULMAN of 9332 Carlyle Avenue, Surfside FL 33154 (the "Consultant").

WHEREAS, the Company is seeking to produce video and/or DVD projects related to health, yoga or wellness subject matter and is also seeking to license health-related proprietary technology (collectively, the "Business"), and wishes to engage Consultant as a consultant for the Company to assist it in the Business;

WHEREAS, Consultant desires to act a consultant to the Company;

WHEREAS, it is a condition precedent to the Company’s engagement of Consultant, that he first enter into this Agreement with the Company;

WHEREAS, Consultant desires to enter into this Agreement and satisfy such condition;

NOW, THEREFORE, for other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Consulting Terms. Consultant is hereby retained to provide business consulting and strategic advisory services as reasonably requested by the Company in connection with the Company’s execution of its business plan and entering into various business arrangement and projects from time to time (the “Services”). Without limiting the foregoing, Consultant shall use his reasonable best efforts to render such Services to the Company and further the Company’s interests. The Company and Consultant expect to have regular telephonic conversations and personal meetings on an as-needed basis in connection with Consultant’s providing of the Services, and Company will provide Consultant with updates on latest corporate events and developments. Consultant may engage in other business activities during and after the Term. Consultant will not be an employee of the Company, but instead an independent contractor of the Company. The term of this Agreement, and the consulting arrangement described herein, shall be twenty-four (24) months commencing as of the date hereof (the “Term”).

Consultant will be compensated by (1) the payment by the Company of Six Thousand Seven Hundred Fifty Dollars ($6,750) concurrent herewith and (2) the issuance by the Company of Fifty Thousand Six Hundred Twenty Five (50,625) shares of unregistered, fully-paid and non-assessable Company common stock (the “Shares”). The Company has concurrently herewith paid the aforementioned fee and delivered to Consultant a stock certificate representing the Shares, which certificate bears a restrictive securities legend on the reverse side (prohibiting the sale or transfer of the Stock except pursuant to an effective Registration Statement filed with the Securities and Exchange Commission or pursuant to an applicable exemption under State and Federal securities laws). The Company shall reimburse Consultant, for his reasonable out-of-pocket expenses incurred in connection with providing the Services contemplated herein (but for any air-travel requested by the Company, the Company will book and pay for coach or business-class airfare tickets for Consultant); provided, however, that as a condition to any such reimbursement Consultant will obtain the Company’s prior written approval for (1) any expense individually in excess of $250 or (2) all expenses in excess of an aggregate of $5,000 incurred since the date of this Agreement.

The Company may terminate this Agreement at any time upon written notice for “Cause” or due to a “Disability.” “Cause” shall mean: (i) a material act of dishonesty by Consultant which has an adverse effect on the Company; (ii) the Consultant’s conviction of, or plea of nolo contender to, a felony or a crime involving moral turpitude; (iii) the Consultant’s gross misconduct (which could have a material adverse effect on the Company); or (iv) Consultant’s failure to provide the consulting services required hereunder, which failure is not cured within the 30 days following notice thereof by the Company. Consultant will be deemed to be suffering from a “disability” upon the earlier of (i) the end of a three (3) consecutive month period during which, by reason of physical or mental injury or disease, Consultant has been unable to perform substantially all of Consultant’s usual and customary duties under this Agreement or (ii) the date that a reputable physician selected jointly by the Company and Consultant (or if Consultant is clearly unqualified to make such selection, the person then authorized to make health care decisions for Consultant) determines in writing that Consultant will, by reason of physical or mental injury or disease, be unable to perform substantially all of Consultant’s usual and customary duties under this Agreement for a period of at least three (3) consecutive months. (If any question arises as to whether Consultant is disabled, upon reasonable request therefor by the Company, Consultant shall submit to a medical examination for the purpose of determining the existence, nature and extent of any such “disability.”)

2. Confidential Information & Inventions. Consultant acknowledges that because of his consulting engagement by the Company, he will be in a confidential relationship with the Company and will have access to confidential information and secrets of the Company and those interacting or doing business with the Company. Accordingly Consultant agrees that concurrent herewith Consultant will enter into the Company’s Consultant Proprietary Information and Inventions Agreement in the form attached hereto as Exhibit A.

3. Indemnification. The Company shall indemnify, defend and hold harmless Consultant from and against all claims, damages, losses and expenses (including reasonable attorneys' fees, costs, expanses and disbursements), arising out of the performance by the Consultant of its duties pursuant to this Agreement.

4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

6. Entire Understanding. This Agreement and the Exhibits hereto constitutes the entire agreement and understanding between the parties with respect to the engagement of Consultant by the Company, and supersedes all prior or other agreements, representations and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

7. Amendments. This Agreement may not be modified or changed except by written instrument signed by all of the parties hereto. No provision of this Agreement shall be modified or construed by any practice that is inconsistent with such provision, and failure by either party to require the other party to comply with any provision shall not affect a party’s rights to thereafter require the other party to comply.

8. Attorneys' Fees. If any action is brought to enforce or interpret any part of this Agreement or any other agreement or instrument provided for herein or the rights or obligations of any party to this Agreement or such other agreement or instrument, the prevailing party in such action shall be entitled to recover as an element of such party's costs of suit, and not as damages, its attorney's fee in such action. The prevailing party shall be the party who is entitled to recover its costs of suit as ordered by the court or by applicable law or court rules. A party not entitled to recover its costs shall not recover attorney's fees.

9. Governing Law. This Agreement shall be construed (both as to validity and performance) and enforced in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed wholly within such jurisdiction, notwithstanding any choice of law principles, statutes or rules to the contrary. Any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it, is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intentions of the parties and this Agreement. The parties agree that all actions or proceedings arising in connection with this Agreement shall be litigated only in the state and federal courts located in the City of New York, State of New York.

10. Construction. Whenever in this Agreement the context so requires, references to the masculine shall be deemed to include feminine and the neuter, references to the neuter shall be deemed to include the masculine and feminine, and references to the plural shall be deemed to include the singular and the singular to include the plural.

11. Cooperation. Each party hereto shall reasonably cooperate with the other party and shall take such further reasonably action and shall execute and deliver such further documents as may be reasonably necessary or desirable in order to carry out the provisions and purposes of this Agreement.

12. Waiver. No amendment or waiver of any provision of this Agreement shall in any event be effective, unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The failure to insist in any one or more instances, upon performance of any of the terms, covenants or conditions of this Agreement shall not be construed as a waiver or relinquishment of any rights granted hereunder or any such term, covenant or condition.

13. Parties in Interest; Assignment. This Agreement shall inure to the benefit of the Company and its successors and assigns, and shall be binding upon Consultant. This Agreement may not be assigned by Consultant; and, this Agreement may be assigned by the Company with Consultant’s consent (which will not be unreasonably withheld).

14. Severability. If any provision of this Agreement shall be deemed invalid, unenforceable or illegal, then notwithstanding such invalidity, unenforceability or illegality the remainder of this Agreement shall continue in full force and effect.

15. Full Understanding. Consultant represents and agrees that he fully understands his right to discuss all aspects of this Agreement with his private attorney, and that to the extent, if any, that he desired, he availed himself of this right. Consultant further represents that he has carefully read and fully understands all of the provisions and effects of the Agreement, that he is competent to execute this Agreement, that his agreement to execute this Agreement has not been obtained by any duress and that he freely and voluntarily enters into it, and that he has read this document in its entirety and fully understands the meaning, intent and consequences of this document.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

UKARMA CORPORATION

By:
           Bill Glaser, Chief Executive Officer

                       CRAIG KULMAN